Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-180907, Form S-3 No. 333-183314 and Form S-3 No. 333-187883) of Natural Resource Partners L.P. and in the related Prospectuses of our report dated February 28, 2014, with respect to the consolidated financial statements of Natural Resource Partners, L.P. included in this Form 10-K/A for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Houston, Texas

November 11, 2014